                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              VANSTAR CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                              VANSTAR CORPORATION
                 1100 ABERNATHY ROAD, BUILDING 500, SUITE 1200
                             ATLANTA, GEORGIA 30328
                             ---------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             ---------------------

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Meeting") of Vanstar Corporation, a Delaware corporation (the "Company"), will be held at the Ritz-Carlton Buckhead Hotel, 3434 Peachtree Road, N.E., Atlanta, Georgia, on Wednesday, September 9, 1998, at 9:00 a.m., local time, for the following purposes:

          1. Elect Directors. To consider and vote upon the election of eight directors to serve until the next Annual Meeting of Stockholders of the Company and until their successors are duly elected and qualified.

          2. Approve Amendment to 1996 Stock Option/Stock Issuance Plan. To consider and vote upon an amendment to the Company's 1996 Stock Option/Stock Issuance Plan, as amended (the "1996 Option Plan"), which would increase the number of shares subject to grant under the 1996 Option Plan from 3,300,000 shares to 6,300,000 shares.

          3. Approve Amendment to Employee Stock Purchase Plan. To consider and vote upon an amendment to the Company's Employee Stock Purchase Plan (the "ESPP") which would increase the number of shares subject to grant under the ESPP from 1,000,000 shares to 2,000,000 shares.

          4. Other Business. To transact such other business as may properly come before the Meeting or any adjournments thereof.

     Only stockholders of record at the close of business on July 24, 1998, are entitled to receive notice of and to vote at the Meeting.

                                          By Order of the Board of Directors,

                                          William Y. TAUSCHER SIG
                                          William Y. Tauscher
                                          Chairman of the Board
                                          and Chief Executive Officer

Atlanta, Georgia
August 7, 1998

     IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AND VOTED AT THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE READ THE ENCLOSED PROXY STATEMENT AND COMPLETE, SIGN, DATE, AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED.

                              VANSTAR CORPORATION

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON SEPTEMBER 9, 1998

                                  INTRODUCTION

                                    GENERAL

     This Proxy Statement is being furnished to the stockholders of Vanstar Corporation, a Delaware corporation ("Vanstar" or the "Company"), in connection with the solicitation of proxies by the Company's Board of Directors (the "Board") from holders of the outstanding shares of the Company's common stock, $.001 par value ("Common Stock"), for use at the Annual Meeting of Stockholders of the Company to be held on Wednesday, September 9, 1998, at 9:00 a.m., local time, at the Ritz-Carlton Buckhead Hotel, 3434 Peachtree Road, N.E., Atlanta, Georgia, and at any adjournments thereof (the "Meeting"). The Meeting is being held to consider and vote upon (1) the election of eight directors to serve until the Company's Annual Meeting of Stockholders in 1999 and until their successors are duly elected and qualified, (2) an amendment (the "Option Plan Amendment") to the Company's 1996 Stock Option/Stock Issuance Plan, as amended (the "1996 Option Plan"), which would increase the number of shares of Common Stock subject to grant under the 1996 Option Plan from 3,300,000 to 6,300,000, and (3) an amendment (the "ESPP Amendment") to the Company's Employee Stock Purchase Plan (the "ESPP") which would increase the number of shares of Common Stock subject to grant under the ESPP from 1,000,000 to 2,000,000.

     A copy of the Company's Annual Report containing financial statements for the fiscal year ended April 30, 1998 ("Fiscal Year 1998") is enclosed herewith. This Proxy Statement is dated August 7, 1998 and is first being mailed to stockholders on or about August 13, 1998. The mailing address of the Company's principal executive offices is 1100 Abernathy Road, Building 500, Suite 1200, Atlanta, Georgia 30328. The Company's telephone number at such offices is (770) 522-4700.

                    SOLICITATION AND REVOCABILITY OF PROXIES

     All shares represented by duly executed proxies in the form enclosed herewith that are received in time and not revoked will be voted at the Meeting as instructed in such proxies. IF NO INSTRUCTIONS ARE GIVEN, THE PERSONS NAMED IN THE ACCOMPANYING PROXY INTEND TO VOTE "FOR" THE ELECTION OF THE EIGHT NOMINEES NAMED HEREIN AS DIRECTORS OF THE COMPANY, "FOR" THE OPTION PLAN AMENDMENT, AND "FOR" THE ESPP AMENDMENT.

     A stockholder may revoke a previously executed proxy at any time prior to its exercise by (1) properly submitting to the Company a duly executed proxy bearing a later date, (2) giving written notice of revocation to the Secretary of the Company, or (3) voting in person at the Meeting. All written notices of revocation or other communications with respect to revocation of proxies should be addressed as follows: Vanstar Corporation, 1100 Abernathy Road, Building 500, Suite 1200, Atlanta, Georgia 30328, Attention: H. Christopher Covington, Secretary.

      RECORD DATE, OUTSTANDING VOTING SECURITIES, AND VOTING REQUIREMENTS

     The Common Stock is the only outstanding class of voting securities of the Company. The record date for determining the holders of Common Stock entitled to vote at the Meeting is the close of business on July 24, 1998 (the "Record Date"). As of the Record Date, 43,538,822 shares of Common Stock were outstanding. Each holder of Common Stock on the Record Date is entitled to cast one vote per share at the Meeting.

     Holders of a majority of the shares entitled to vote must be present at the Meeting, in person or by proxy, so that a quorum will be present for the transaction of business. The eight nominees receiving the greatest number of votes cast by the holders of shares of Common Stock represented and entitled to vote at the

Meeting, at which a quorum must be present, will be elected directors of the Company. With respect to the election of directors, stockholders may (1) vote "for" all eight nominees, (2) "withold" authority to vote for all nominees, or
(3) withhold authority to vote for any individual nominee or nominees but vote for all other nominees. Because directors are elected by a plurality of the votes cast, votes to withhold authority with respect to one or more nominees will have no effect on the outcome of the election. Similarly, any "broker nonvotes" (which occur when shares held by brokers or nominees for beneficial owners are voted on some matters but not on others) would have no effect on the outcome of the election of directors, although they would be counted as present for purposes of determining the existence of a quorum.

     With respect to the approval of the Option Plan Amendment and the ESPP Amendment, stockholders may (1) vote "for," (2) vote "against," or (3) "abstain" from voting on each such proposal. Under the 1996 Option Plan and the ESPP, the affirmative vote of the holders of a majority of the votes that may be cast by all holders of Common Stock is necessary for the approval of those proposals. Accordingly, any abstentions or broker nonvotes will have the effect of a negative vote.

                             ELECTION OF DIRECTORS

     At the Meeting, eight persons will be elected to serve as directors until the Company's next Annual Meeting of Stockholders and until their successors have been duly elected and qualified as provided in the Company's Restated Certificate of Incorporation and By-laws. The following persons have been nominated and, if elected, have consented to serve as directors of the Company. All nominees are presently members of the Board. Information about each nominee is set forth below. THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR ELECTION OF THE NOMINEES IDENTIFIED BELOW.

     John W. Amerman, age 66, became a director of the Company in June 1996. He has served as Senior Advisor to the CEO of Mattel, Inc., a leading toy manufacturer ("Mattel"), since 1997. Mr. Amerman served as Chairman and Chief Executive Officer of Mattel from 1987 to October 1997. Mr. Amerman is also a director of Unocal Corporation, a worldwide energy resources company; Knoll, Inc., a global manufacturer of office furnishings; and Aegis Group, plc, a media buying company. He is also a member of the Board of Governors of the Hugh O'Brian Youth Foundation and the Board of Overseers of Dartmouth's Amos Tuck School.

     Richard H. Bard, age 50, became a director of the Company in September 1987 and served as Chairman of the Board from July 1989 to December 1991. He has been a director and Chief Executive Officer of Optical Security Group, Inc., a technology company, since September 1993, and has served as Chairman of the Board of that company since April 1995. Since 1991, Mr. Bard also has been Chief Executive Officer of Bard & Co., Inc., a diversified investment management company. He also serves as Chairman of the Board of Security Technologies Group, Inc., a leading provider of commercial security access control systems.

     Stewart K.P. Gross, age 39, became a director of the Company in June 1994. He is a Managing Director of E.M Warburg, Pincus & Co., LLC. Mr. Gross has been with that firm since July 1987 and has been a Managing Director since January 1993. He is also a director of BEA Systems, Inc., a software provider; TSI International, Ltd., a provider of software and related services; and several privately-held companies.

     William H. Janeway, age 55, became a director of the Company in June 1994. He has been a Managing Director and the head of the Venture Capital High Technology Team of E.M. Warburg, Pincus & Co., LLC since 1988. Mr. Janeway is also a director of BEA Systems, Inc., Indus International, Inc., Industri-Matematik International Corp., and VERITAS Software Corporation, software companies; and several private companies.

     John R. Oltman, age 53, became a director of the Company in June 1996. He was Chairman and Chief Executive Officer of SHL Systemhouse, Inc., a provider of client/server consulting, systems integration, and technology outsourcing, from 1991 to 1995. Mr. Oltman was Managing Partner (System Integration and Outsourcing) for Andersen Consulting, Inc. from 1988 to 1991. He is also a director of IA Corporation, an application software company.

     William Y. Tauscher, age 48, became Chairman of the Board of the Company in September 1987 and Chief Executive Officer in September 1988. He was President from September 1988 to July 1995. Prior to September 1988, Mr. Tauscher was Chairman of the Board, President and Chief Executive Officer of FoxMeyer Corporation, a wholesale pharmaceutical distributor and franchisor which he co-founded in 1978 and a subsidiary of National Intergroup, Inc., a diversified holding corporation. He is also a director of Safeway Inc., a food and drug chain.

     John L. Vogelstein, age 63, became a director of the Company in January 1991. He has been President of E.M. Warburg, Pincus & Co., LLC or its predecessor since 1980 and Vice Chairman since 1982, and a Partner of Warburg, Pincus & Co. since 1971. Mr. Vogelstein is also a director of ADVO, Inc., a direct mail marketing company; Golden Books Family Entertainment Inc., a retailer and publisher of children's books; Journal Register Company, a newspaper publisher; Mattel; and several private companies.

     Josh S. Weston, age 69, became a director of the Company in June 1996. He is Honorary Chairman of Automatic Data Processing, Inc., a computer services company ("ADP"). Mr. Weston served as Chairman of ADP from 1986 to 1998 and as Chief Executive Officer from 1982 to 1996. Mr. Weston is also a director of Public Service Enterprise Group Inc., an electric and gas utility company; Olsten Corp., a provider of home health care and temporary staffing services; and Shared Medical Systems, a provider of health information services.

                      MEETINGS OF THE BOARD AND COMMITTEES

     The Board of Directors has established five committees. The Executive Committee is comprised of the Chairman of the Board and the chairmen of each of the Audit, Compensation and Stock Option, and Finance Committees (currently Messrs. Tauscher, Oltman, Janeway, and Weston, respectively). The Executive Committee serves primarily as an advisory committee to the Company's management and Board of Directors. The Audit Committee is currently comprised of John Oltman and Stephen Fillo. Mr. Fillo is currently a director but is not standing for re-election. The Audit Committee annually recommends to the Board the firm to be engaged as independent auditors for the Company; reviews the Company's internal accounting procedures and controls; generally oversees all matters relating to auditing of the Company; reviews risks and contingent liabilities affecting the Company; and reviews the Company's financial statements, related press releases, and related disclosures in the Company's filings with the Securities and Exchange Commission (the "SEC").

     The Compensation and Stock Option Committee (the "Compensation Committee") is comprised of Messrs. Janeway, Amerman, and Bard and makes recommendations to the Board of Directors with respect to general compensation and benefit levels, determines compensation and benefits for the Company's executive officers, and generally administers the Company's stock option plans. The Finance Committee is comprised of Messrs. Weston and Janeway. The Finance Committee monitors the Company's financial position and capital structure and approves the Company's financing plans and programs; generally exercises the powers of the Board with regard to financing arrangements; reviews and, as appropriate, recommends changes to the Company's dividend policy; considers other matters regarding the Company's financial structure; and approves or makes recommendations regarding business combinations and similar operating investments. The Strategic Planning Committee is comprised of Messrs. Bard, Gross, and Weston and was created to review the various businesses, assets, and affairs of the Company and to consider potential strategic business transactions involving the Company and various of its businesses and assets.

     For future meetings of stockholders after the Meeting, the Company's By-laws provide that nominations for directors by stockholders may be made only by delivering written notice (a "Nomination Notice") to the Secretary of the Company (1) at least 90 days before any annual meeting to be held on or after the regular date called for by the Company's By-laws (the second Wednesday in September), or (2) by the close of business on the 15th day following the giving of notice of the date of any special meeting or any annual meeting held before the regular date. Any Nomination Notice must set forth certain background information about each person being nominated, including the following information: the person's business and employment experience during the past five years; any position as a director, officer or 5%-or-more owner of any entity; and whether, in the last five years, the person has been involved in certain proceedings that may be material to an evaluation of his or her ability or integrity as a nominee. Any Nomination Notice also must set forth certain information about the person submitting the Nomination Notice and all persons acting in concert with him or her, including the class and number of shares of the Company beneficially owned by such persons.

     During Fiscal Year 1998, the Board of Directors met seven times; the Executive Committee, one time; the Audit Committee, eight times; the Compensation Committee, four times; and the Strategic Planning Committee, two times. The Finance Committee held no formal meetings during Fiscal Year 1998. Each director attended at least 75% of the aggregate total number of meetings of the Board and the committees of the Board on which he served, except for Mr. Vogelstein.

   SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS, AND MANAGEMENT

     The outstanding capital stock of the Company consists of the Common Stock. The following table sets forth information with respect to the beneficial ownership of the Common Stock as of May 15, 1998 by (1) each person known by the Company to own beneficially more than 5% of the outstanding Common Stock, (2) each of the Company's directors, (3) each executive officer named in the Summary Compensation Table below (collectively, the "Named Executive Officers"), and (4) all directors and executive officers of the Company as a group. The address of each director and Named Executive Officer is: c/o Vanstar Corporation, 1100 Abernathy Road, Building 500, Suite 1200, Atlanta, Georgia 30328.

                                                            NUMBER OF SHARES OF
                                                               COMMON STOCK           PERCENTAGE OF
NAME                                                       BENEFICIALLY OWNED(1)    OUTSTANDING SHARES
----                                                       ---------------------    ------------------
Warburg, Pincus Capital Company, L.P.(2).................       16,482,501                 37.9%
  466 Lexington Avenue
  New York, NY 10017
Capital Research and Management Company..................        3,113,030(3)               7.0
  333 South Hope Street
  Los Angeles, CA 90071
Michael A. Roth and Brian J. Stark.......................        2,566,416(4)               5.6
  1500 W. Market Street
  Mequon, WI 53092
SMALLCAP World Fund......................................        2,504,342                  5.8
  333 South Hope Street
  Los Angeles, CA 90071
Leon G. Cooperman........................................        2,200,200(5)               5.1
  88 Pine Street, Wall Street Plaza, 31st Floor
  New York, NY 10005
William Y. Tauscher......................................        2,845,258(6)               6.4
Richard H. Bard..........................................          674,124(7)               1.5
Stephen W. Fillo.........................................            5,000(8)                 *
Stewart K.P. Gross.......................................       16,482,501(2)(9)           37.9
William H. Janeway.......................................       16,482,501(2)(9)           37.9
John L. Vogelstein.......................................       16,482,501(2)(9)           37.9

                                                            NUMBER OF SHARES OF
                                                               COMMON STOCK           PERCENTAGE OF
NAME                                                       BENEFICIALLY OWNED(1)    OUTSTANDING SHARES
----                                                       ---------------------    ------------------
Jay S. Amato.............................................          344,999(10)                *
Richard N. Anderson......................................           75,509(11)                *
H. Christopher Covington.................................           89,331(12)                *
Ahmad Manshouri..........................................           76,980(13)                *
John W. Amerman..........................................           22,000(14)                *
Josh S. Weston...........................................           26,000(15)                *
John R. Oltman...........................................           22,000(14)                *
All Directors and Executive Officers as a group (16
  persons)...............................................       20,792,702(9)(16)          45.7

---------------

   * Less than one percent.
 (1) Under applicable SEC rules, a person is deemed to be a "beneficial owner" of a security if the person has or shares voting or investment power with respect to that security, or has a right to acquire beneficial ownership within 60 days. Under those rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he disclaims beneficial ownership.
 (2) The sole general partner of Warburg, Pincus Capital Company, L.P. ("WPCC") is Warburg, Pincus & Co., a New York general partnership ("WP"). E.M. Warburg Pincus & Co., LLC ("EMW") manages WPCC. The members of EMW are substantially the same as the partners of WP. Lionel I. Pincus is the managing partner of WP and the managing member of EMW and may be deemed to control both WP and EMW. WP, as the sole general partner of WPCC, has a 20% interest in the profits of WPCC.
 (3) According to its Schedule 13G filed with the SEC, Capital Research and Management Company ("Cap Re") is deemed to be the beneficial owner of these shares as a result of acting as investment advisor to various registered investment companies. Cap Re has disclaimed beneficial ownership of these shares. The shares include 850,200 shares obtainable upon conversion of 6 3/4% Trust Convertible Preferred Securities ("Preferred Securities") issued by Vanstar Financing Trust, a statutory business trust of which the Company owns all of the common securities.
 (4) According to a Schedule 13G filed with the SEC, these shares include 1,124,961 shares issuable to Reliant Trading ("Reliant"), and 1,441,455 shares issuable to Shepherd Trading Limited ("Shepherd"), upon conversion of Preferred Securities. Messrs. Roth and Stark share voting and investment power of these shares by virtue of their positions as members of Staro Asset Management, L.L.C., the managing partner of Reliant, and as the investment manager of Shepherd.
 (5) According to his Schedule 13G filed with the SEC, Mr. Cooperman is the Managing Member of Omega Associates, L.L.C. ("Associates"), a Delaware limited liability company which is the general partner of three Delaware limited partnerships: Omega Capital Partners, L.P. ("Capital LP"), Omega Institutional Partners, L.P. ("Institutional LP"), and Omega Capital Investors, L.P. ("Investors LP"), all of which are private investment firms. In addition, Mr. Cooperman is the President and majority stockholder of, and is deemed to control, Omega Advisors, Inc. ("Advisors"), a Delaware corporation which serves as the investment manager to Omega Overseas Partners, Ltd. ("Overseas"), a Cayman Islands exempted company. Mr. Cooperman is the ultimate controlling person of Associates, Capital LP, Institutional LP, Investors LP, and Advisors. Mr. Cooperman has investment discretion over portfolio investments of, and is deemed to control, Overseas. Advisors also serves as a discretionary investment advisor to certain institutional clients (the "Managed Accounts"). The shares indicated as beneficially owned include 595,800 shares owned by Capital LP; 53,600 shares owned by Institutional LP; 61,900 shares owned by Investors LP; 1,016,100 shares owned by Overseas; and 472,800 shares owned by the Managed Accounts. Mr. Cooperman has shared investment power with respect to the shares owned by the Managed Accounts.
 (6) Includes 849,948 shares that may be acquired upon exercise of options.

 (7) Includes 372,434 shares that may be acquired upon exercise of options and warrants. Also includes 45,596 shares owned by the Bard Family Foundation, of which Mr. Bard is President, and as to which Mr. Bard disclaims beneficial ownership.
 (8) Consists of 5,000 shares that may be acquired upon exercise of options. Pursuant to an arrangement between WP and Mr. Fillo, Mr. Fillo has an indirect pecuniary interest in the Common Stock owned by WPCC. Mr. Fillo disclaims beneficial ownership of all such stock.
 (9) Messrs. Gross, Janeway, and Vogelstein, directors of the Company, are Managing Directors of EMW and general partners of WP. All of the shares indicated as owned by Messrs. Gross, Janeway, and Vogelstein are owned beneficially by WPCC and are included because of the affiliation of such persons with WPCC. Messrs. Gross, Janeway, and Vogelstein disclaim beneficial ownership of these shares.
(10) Includes 340,000 shares that may be acquired upon exercise of options.
(11) Includes 72,040 shares that may be acquired upon exercise of options.
(12) Includes 83,494 shares that may be acquired upon exercise of options.
(13) Includes 71,000 shares that may be acquired upon exercise of options.
(14) Consists of 22,000 shares that may be acquired upon exercise of options.
(15) Includes 22,000 shares that may be acquired upon exercise of options.
(16) Includes 1,988,916 shares that may be acquired upon exercise of options.

                             EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

     The following table sets forth certain information concerning compensation of the Company's Chief Executive Officer and each of the Company's four other most highly compensated executive officers for Fiscal Year 1998.

                                                                                   LONG-TERM
                                                                                 COMPENSATION
                                             ANNUAL COMPENSATION                    AWARDS
                                   ---------------------------------------   ---------------------      ALL OTHER
                                                            OTHER ANNUAL     SECURITIES UNDERLYING    COMPENSATION
NAME AND PRINCIPAL          YEAR   SALARY($)   BONUS($)    COMPENSATION($)    OPTIONS/SARS(#)(1)           ($)
POSITION----------          ----   ---------   ---------   ---------------   ---------------------   ---------------
William Y. Tauscher.......  1996    550,008      550,008             --            1,187,434               1,566(2)
  Chairman of the Board     1997    579,170           --             --                   --               1,432(2)
  and Chief Executive       1998    633,336           --             --                   --               1,566(2)
  Officer
Jay S. Amato..............  1996    312,498      312,293             --              300,000               2,094(3)
  President and Chief       1997    368,332      150,000(4)      82,378(5)           100,000               6,680(6)
  Operating Officer         1998    430,000           --             --              100,000               3,667(7)
Ahmad Manshouri...........  1996    242,834      194,142             --               75,000               3,921(2)
  Senior Vice President     1997    255,336           --             --               35,000               3,688(8)
  and General Manager,      1998    320,004           --             --               50,000               4,591(9)
  Product Operations
Richard N. Anderson.......  1996    219,168      175,258             --               85,100               2,105(10)
  Senior Vice President     1997    248,336           --             --               35,000               3,827(11)
  and General Manager,      1998    286,668           --             --               42,500               4,488(12)
  Sales and Life Cycle
  Management
H. Christopher
  Covington...............  1996    191,751      114,990             --               41,425               2,649(13)
  Senior Vice President,    1997    210,004           --             --               20,000               4,436(14)
  General Counsel           1998    270,004           --             --               96,245               4,807(15)
  and Secretary

---------------

 (1) These shares are subject to purchase upon exercise of stock options granted under the Company's stock option plans.
 (2) Comprised of premiums for insurance policies for which such person is the beneficiary.

 (3) Comprised of a $1,500 matching contribution to the Company's 401(k) plan for the benefit of such person and $594 of premiums for insurance policies for which such person is the beneficiary.
 (4) Includes reimbursement of relocation expenses.
 (5) Comprised of reimbursement for the payment of taxes on the amount reported as bonus for that fiscal year.
 (6) Comprised of a $5,769 matching contribution to the Company's 401(k) plan for the benefit of such person and $911 of premiums for insurance policies for which such person is the beneficiary.
 (7) Comprised of a $2,604 matching contribution to the Company's 401(k) plan for the benefit of such person and $1,063 of premiums for insurance policies for which such person is the beneficiary.
 (8) Comprised of a $3,057 matching contribution to the Company's 401(k) plan for the benefit of such person and $631 of premiums for insurance policies for which such person is the beneficiary.
 (9) Comprised of a $3,800 matching contribution to the Company's 401(k) plan for the benefit of such person and $791 of premiums for insurance policies for which such person is the beneficiary.
(10) Comprised of a $1,500 matching contribution made to the Company's 401(k) plan for the benefit of such person and $605 of premiums for insurance policies for which such person is the beneficiary.
(11) Comprised of a $3,213 matching contribution made to the Company's 401(k) plan for the benefit of such person and $614 of premiums for insurance policies for which such person is the beneficiary.
(12) Comprised of a $3,779 matching contribution made to the Company's 401(k) plan for the benefit of such person and $709 of premiums for insurance policies for which such person if the beneficiary.
(13) Comprised of $1,500 matching contribution made to the Company's 401(k) plan for the benefit of such person and $1,149 of premiums for insurance policies for which such person is the beneficiary.
(14) Comprised of a $3,917 matching contribution to the Company's 401(k) plan for the benefit of such person and $519 of premiums for insurance policies for which such person is the beneficiary.
(15) Comprised of a $4,140 matching contribution made to the Company's 401(k) plan for the benefit of such person and $667 of premiums for insurance policies for which such person is the beneficiary.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

     The following table sets forth certain information regarding stock options granted to each Named Executive Officer during Fiscal Year 1998 pursuant to the Company's stock option plans.

                                                INDIVIDUAL GRANTS                              POTENTIAL REALIZABLE
                       --------------------------------------------------------------------      VALUE AT ASSUMED
                        NUMBER OF     PERCENT OF TOTAL                                         ANNUAL RATES OF STOCK
                        SECURITIES      OPTIONS/SARS                                          PRICE APPRECIATION FOR
                        UNDERLYING       GRANTED TO                                              OPTION TERM($)(1)
                       OPTIONS/SARS     EMPLOYEES IN     EXERCISE OR BASE                     -----------------------
NAME                    GRANTED(#)      FISCAL YEAR        PRICE($/SH)      EXPIRATION DATE     5%($)       10%($)
----                   ------------   ----------------   ----------------   ---------------   ---------   -----------
William Y.
  Tauscher...........          --            --                  --                  --             --            --
Jay S. Amato.........     100,000(2)        5.7%               9.00             6/10/07        566,005     1,434,368
Ahmad Manshouri......      50,000(2)        2.8                9.00             6/10/07        283,003       717,184
Richard N.
  Anderson...........      42,500(2)        2.4                9.00             6/10/07        240,552       609,606
H. Christopher
  Covington..........      96,245(2)        5.5                9.00             6/10/07        544,752     1,308,508

---------------

(1) Potential realizable value is based on the assumption that the price of the Common Stock appreciates at the annual rate shown, compounded annually, from the date of grant until the end of the 10-year option term. The values are calculated in accordance with SEC rules and are not intended to reflect the Company's estimate of future stock price appreciation.
(2) The options vest in 20% increments on the grant date and each of June 10, 1998, 1999, 2000, and 2001, subject to potential acceleration under certain circumstances in connection with "corporate transactions" or "changes in control" (as defined in the applicable stock option plan).

    AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END
                               OPTION/SAR VALUES

     The following table sets forth certain information regarding exercises of Company options during Fiscal Year 1998 and total options held at the end of Fiscal Year 1998 by the Named Executive Officers.

                                                            NUMBER OF SECURITIES
                                                           UNDERLYING UNEXERCISED     VALUE OF UNEXERCISED IN-THE-
                                                                OPTIONS/SARS             MONEY OPTIONS/SARS AT
                                SHARES                      AT FISCAL YEAR-END(#)         FISCAL YEAR-END ($)
                              ACQUIRED ON      VALUE      -------------------------   ----------------------------
NAME                          EXERCISE(#)   REALIZED($)   EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE(1)
----                          -----------   -----------   -------------------------   ----------------------------
William Y. Tauscher.........      --            --          712,461/474,973             5,158,196/3,438,787
Jay S. Amato................      --            --          240,000/260,000             1,197,500/1,557,500
Ahmad Manshouri.............      --            --           39,000/91,000                194,688/473,125
Richard N. Anderson.........      --            --           39,520/89,040                208,985/489,158
H. Christopher Covington....      --            --           51,996/105,494               332,715/490,494

---------------

(1) Represents the difference between the closing price of the Common Stock on the New York Stock Exchange on April 30, 1998 and the exercise price of the options.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee makes recommendations to the full Board with respect to general compensation and benefit levels, determines compensation and benefits for the Company's executive officers, and generally administers the Company's stock option plans. The Compensation Committee is comprised of Messrs. Janeway, Amerman, and Bard. None of those individuals is, or was during Fiscal Year 1998, an officer or employee of the Company or any of its subsidiaries; however, Mr. Bard was formerly an officer of a subsidiary of the Company.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Company's executive compensation program is administered by the Compensation Committee. The Company's objective is to provide a competitive compensation program that reflects both Company and individual performance. The Compensation Committee believes that the Company's current executive compensation program has been designed and administered in a manner consistent with the Company's strategic business objectives and provides incentives for attainment of those objectives. As such, the compensation program requires a substantial portion of executive officers' compensation to be tied to the profitability of the Company. Additionally, tying a portion of compensation to the Company's stock performance enables the Company to align employee interests more closely with those of its stockholders.

COMPONENTS OF EXECUTIVE COMPENSATION

     The executive compensation program consists of two components: (1) annual compensation, consisting of base salary and annual incentives, and (2) long-term incentives. Annual compensation is designed to be competitive with pay of comparison companies within the Company's industry for similar jobs when target levels of Company performance are achieved. The target levels of annual compensation and long-term incentives are based on published industry surveys and proxy reports of comparison companies. Long-term incentive compensation is achieved through grants of stock options. Guidelines are established for the number of stock option shares that may be granted at various job levels. Determination of the number of stock option shares set in those guidelines is based on the competitive level of stock option grants for those various job levels reported in the surveys of comparison companies. In Fiscal Year 1998, the Compensation Committee reviewed industry surveys of compensation levels for executive officers within the comparison companies for which data is available, including some of the companies included in the Standard & Poor's Technology Sector Index, which is included in the cumulative total return graph that follows this report.

ANNUAL COMPENSATION

     Base salary is intended to provide an annual salary at a level consistent with the individual's position and contributions. Any increases in base salary that are approved by the Compensation Committee generally are awarded following year-end, based on a subjective review of the results of individual performance and contributions to the achievement of the Company's objectives, and after consideration of the level of competitive annual compensation of the comparison companies. Base salary increases for executive officers shown in the Summary Compensation Table above, granted during Fiscal Year 1998, reflect both recognition of individual performance and contributions, and adjustments to competitive levels.

     Annual incentives for executives are determined under the Company's Management Incentive Plan ("MIP"). Participants include all officers and certain management employees. The MIP creates a direct link between pay and Company results by establishing an earnings per share ("EPS") goal for the fiscal year and predicating incentive opportunity on Company achievement relative to that goal. The MIP reflects the Compensation Committee's view that a meaningful portion of annual compensation should be "at risk" for executive officers. Under the MIP, if minimum levels of performance are not met, no award will be earned, and the participant will lose the amount at risk. Opportunities to earn up to two times the target award level under the MIP are established for specified levels of above-goal performance. For Fiscal Year 1998, EPS results were below minimum established levels for payment relative to the annual EPS goal and no annual incentives were earned or paid to any officers, including the CEO.

LONG-TERM INCENTIVES

     Long-term incentives focus management's attention on the Company's future by relating executive pay directly to the Company's long-term performance over a number of years through grants of stock options. Stock options provide executives with the opportunity to buy and maintain an equity interest in the Company and to share in the appreciation of the value of the Common Stock. The Compensation Committee believes that stock options result in (1) enhancing the Company's ability to retain, for an extended period of time, those individuals who are key to the creation of stockholder value and (2) linking the compensation of executives to the gain to stockholders through appreciation in the market price of the Common Stock.

     The Company has stock option plans (collectively, the "Option Plans") which provide for the issuance of incentive stock options ("ISOs"), stock options that are non-qualified for Federal income tax purposes ("NQSOs), and stock appreciation rights ("SARs"). Under the Option Plans, the exercise price of an ISO may not be less than 100% of the fair market value of the Common Stock at the time of grant. The exercise price of NQSO's is determined by the Compensation Committee at the time of grant. Options typically vest in equal annual installments over a four- or five-year period.

     Following the competitive guidelines established for the number of stock option shares that may be granted at various job levels, management subjectively assesses individual performance and contributions toward long-term success of the business when recommending for approval to the Compensation Committee the specific numbers of shares for grant to executive officers. As a result, the actual number of shares subject to options that are granted may be equal to, above, or below the guideline.

     Long-term compensation also is achieved through the ESPP, which allows participants to purchase stock of the Company through regular payroll deductions. The ESPP, which is intended to qualify as an "employee stock purchase plan" under section 423 of the Internal Revenue Code of 1986, as amended (the "Code"), is generally open to voluntary participation by employees who work more than 20 hours per week.

COMPANY POLICY ON QUALIFYING COMPENSATION

     Section 162(m) of the Code generally limits to $1,000,000 the non-excluded annual compensation paid by publicly-held companies to certain executive officers. Under that provision, and subject to certain exceptions, the Company generally may not deduct in any taxable year, non-excluded annual compensation in excess of $1,000,000 paid to its CEO or any of its four other highest-paid executive officers.

     During Fiscal Year 1998, none of the Named Executive Officers received annual compensation in excess of $1,000,000. Internal Revenue Service Regulations exempt certain qualified "performance-based compensation" from the application of the Section 162(m) limitation. The Compensation Committee will continue to review tax consequences, as well as other relevant considerations, in connection with compensation decisions.

CEO COMPENSATION

     The Compensation Committee determines the compensation of the Company's Chief Executive Officer in substantially the same manner as the compensation for other executive officers. Mr. Tauscher's annual base salary was increased on September 1, 1997 by $50,000. The increase reflects both a subjective review of the results of individual performance and contributions to the achievement of the Company's objectives, and consideration of the level of competitive annual compensation paid to chief executive officers of comparison companies, as described above. That base salary increase was only the second for Mr. Tauscher beyond the salary level established in August 1991.

     For Fiscal Year 1998, Mr. Tauscher received no annual incentive payment, which accounts for one-third of his annual compensation opportunity at target under the MIP. The EPS goal required for payment under the MIP was not achieved for the full fiscal year; therefore, no payments were earned or paid. Mr. Tauscher received no stock options during Fiscal Year 1998.

                               William H. Janeway
                                John W. Amerman
                                Richard H. Bard

                           COMPENSATION OF DIRECTORS

     Directors who are full-time employees of the Company receive no additional compensation for services rendered as members of the Board or committees thereof. Directors who are not full-time employees of the Company receive reimbursement of out-of-pocket expenses for attendance at Board meetings. All directors who are not full-time employees of the Company, other than those directors affiliated with EMW, receive an annual fee of $20,000 and a meeting fee of $1,000 per meeting attended. Each director who receives a $20,000 annual fee may elect to forego the $20,000 annual payment and instead receive options to purchase 5,000 shares of Common Stock at a price equal to the market value on the date of grant.

                   EXECUTIVE INVOLUNTARY SEVERANCE AGREEMENTS

     In May and June of 1998, the Company entered into Executive Involuntary Severance Agreements ("Agreements") with each of the Named Executive Officers (other than Mr. Tauscher) and with 27 other officers of the Company (the "Executives"). Each Agreement has an initial two-year term that is automatically renewed at the end of that period, and annually thereafter, for additional one-year periods, absent one year's prior notice from the Company after the initial two-year term; however, the Agreement is extended through the first anniversary of any "Change of Control" occurring before the Agreement expires. "Change of Control" is defined to include the following events: certain consolidations or mergers in which the Company is not the surviving corporation or pursuant to which the Common Stock would be converted into other property; the transfer of substantially all of the Company's assets; implementation of a plan of liquidation or dissolution approved by the Company's stockholders; the acquisition by any person or entity of 50.1% or more of the Company's voting securities; the incumbent board members at the beginning of any two-year period (and subsequent directors approved by them) ceasing to constitute a majority of the Board during that period; and any change in control that would be required to be reported under certain SEC rules.

     Each Agreement provides for severance payments in the event that the applicable Executive's employment is terminated under various circumstances during the term of the Agreement. If the Executive is terminated for "cause" (as defined in the Agreements), there is no severance payment. If the Executive is terminated without cause anytime before a Change of Control, the Executive will receive either 50% (for Vice Presidents) or 100% (for the President and any Senior Vice President) of his or her "Compensation" (defined as the Executive's average base salary for the year of termination and the preceding year, plus the last annual cash bonus payment received by the Executive, plus the average of the last three annual awards received by the Executive with respect to other non-stock-related incentive plans). If the Company terminates an Executive without cause, or if the Executive voluntarily terminates employment for "good reason," within two years after a Change of Control, the Executive will receive a multiple of the Executive's Compensation. The multiples range from 1.0 to 1.5 for Vice Presidents and from 1.5 to 2.5 for Senior Vice Presidents, and the multiple is 2.99 for the President. "Good reason" generally includes certain reductions in duties, salary, or benefits; certain relocations of the Executive's principal place of employment; material breaches by the Company (or failure of a successor to agree to assume the Company's obligations) under the Agreement or certain benefit plans; and conduct by the Company that would cause the Executive to commit fraud or would expose the Executive to liability). In addition, the Company generally will maintain, for two years after any termination of the Executive's employment following a Change of Control, self-insured employee welfare benefit plans in which the Executive was entitled to participate, provided that the Executive continues to pay his or her regular contribution under those plans. If the Executive is barred from participating in any such plans, the Company will arrange to have individual insurance policies providing substantially similar benefits issued. If the amount payable to an Executive under an Agreement would result in an excise tax, the Executive will be entitled to additional amounts to compensate him or her for the imposition of that tax (including excise taxes applicable to the receipt of the additional amount).

     The Agreements will be binding upon successors and assigns of the Company. In addition, if the Executive is offered employment with any business entity that acquires a substantial portion of the assets or businesses of the Company in a Change of Control, upon terms and in a position not so different from the Executive's position with the Company as to constitute good reason, then the Company is entitled to assign the Agreement to that entity, although the Company will not be relieved of financial responsibility should the acquiring entity fail to perform its obligations prior to the third anniversary of the Agreement.

COMPARISON OF CUMULATIVE TOTAL RETURNS

     The following graph compares the cumulative total stockholder returns for the Common Stock, the Standard & Poor's 500 Index ("S&P 500"), and the Standard & Poor's Technology Sector Index ("S&P Technology Sector") for the period from March 11, 1996 (the date on which the Common Stock began trading on the New York Stock Exchange) through April 30, 1998. The following comparison assumes the investment on March 11, 1996, of $100 in the Common Stock and on February 29, 1996 in each of the foregoing indices and assumes the reinvestment of all dividends. The Company has paid no dividends. The data in the graph has been provided by Research Ltd. The total stockholder returns shown in the graph are included in response to SEC requirements and are not intended to forecast or be indicative of future performance.

                                                                                            S&P
               Measurement Period                                                        Technology
             (Fiscal Year Covered)                    Vanstar           S&P 500            Sector
3/11/96                                                        100               100               100
4/30/96                                                        136               102               105
10/31/96                                                       239               112               116
4/30/97                                                         74               128               145
10/31/97                                                       131               148               170
4/30/98                                                        133               181               209

                               LEGAL PROCEEDINGS

     On July 3, 1997, a trust claiming to have purchased shares of Common Stock filed suit in Superior Court of the State of California against, among other defendants, the Company, WPCC and certain of its affiliates, and the following current directors and executive officers of the Company: Richard Bard, William Tauscher, Jay Amato, Richard Anderson, Chris Laney, Ahmad Manshouri, Stewart Gross, William Janeway, and John Vogelstein. The suit is entitled David T. O'Neal Trust, dated 4/1/77, v. Vanstar Corporation, et al., Consolidated Case No. CV767266. On January 21, 1998, the same plaintiff, along with another plaintiff claiming to have purchased Common Stock, filed suit in the United States District Court for the Northern District of California. That suit is captioned David T. O'Neal Trust, dated 4/1/77, et al. v. Vanstar Corporation, et al., Case No. C-98-0216 MJJ. The complaints in both suits generally allege, among other things, that the defendants made false or misleading statements or concealed information regarding the Company and that the plaintiffs, as holders of Common Stock, suffered damage as a result.

     The plaintiffs in both suits seek class-action status and purport to represent a class of purchasers of Common Stock between March 11, 1996 and March 14, 1997. The plaintiffs seek damages in an unspecified amount, together with other relief. On July 23, 1998, the California Superior Court dismissed the plaintiffs' complaint in the state court case as to the individual defendants but not as to the Company. The Company believes that the plaintiff's allegations in both suits are without merit and intends to defend the suits vigorously.

                              CERTAIN TRANSACTIONS

     The Registry Companies, Inc. ("Registry"), which is owned by William Tauscher (Vanstar's Chairman and Chief Executive Officer) and his wife, has provided, and is expected to continue to provide, services to the Company in the form of verification of information provided by candidates for prospective employment with the Company. During Fiscal Year 1998, the Company paid a total of $170,500 to Registry for its services.

     From time to time the Company has made loans to officers, primarily in connection with relocation of those officers required as a result of their employment with the Company, but under other circumstances, as well. The table below sets forth certain information relating to loans to executive officers of the Company that were outstanding in amounts greater than $60,000 in the aggregate for any individual during Fiscal Year 1998. Principal and interest on the loans are generally due within 30 days of receipt of the officer's first bonus payment from the Company or, if earlier, upon the first anniversary of the loan (in the case of Mr. Covington) or January 3, 2000 (in the case of Mr. Laney).

                                                                 LARGEST AGGREGATE
                                                    CURRENT      AMOUNT OUTSTANDING    PRINCIPAL BALANCE
NAME                                             INTEREST RATE   DURING THE PERIOD    AS OF APRIL 30, 1998
----                                             -------------   ------------------   --------------------
Kauko Aronaho..................................      7.6%             $106,544              $106,544
H. Christopher Covington.......................      7.6               106,034               106,034
Chris Laney....................................      7.75              103,897               103,897

                              INDEPENDENT AUDITORS

     Ernst & Young, LLP ("Ernst & Young") has served as the Company's auditors since 1989, but the Board has not yet made a formal determination as to the selection of the Company's independent auditors for the fiscal year ending April 30, 1999. It is expected that a representative of Ernst & Young will be present at the Meeting and will be available to make a statement (if he or she desires to do so) and to respond to appropriate questions at the Meeting.

                       APPROVAL OF OPTION PLAN AMENDMENT

GENERAL

     On July 23, 1998, the Board adopted the Option Plan Amendment, which is being proposed to increase the number of shares of Common Stock subject to grant under the 1996 Option Plan by 3,000,000 shares, from 3,300,000 shares to 6,300,000 shares. Under the 1996 Option Plan, the approval of the holders of a majority of the votes that may be cast by all holders of Common Stock must be obtained prior to any amendment becoming effective if such approval is required by law or is necessary to comply with Section 422 of the Code or related regulations. Accordingly, the Option Plan Amendment will not become effective unless it is so approved.

REASON FOR THE OPTION PLAN AMENDMENT

     The purpose of the 1996 Option Plan is to promote the Company's interests by providing a method whereby eligible individuals who provide valuable services to the Company may be offered incentives and rewards that will encourage them to acquire a proprietary interest in the Company and continue to render services to the Company.

     As of July 15, 1998, there were options to purchase 2,833,221 shares of Common Stock outstanding under the 1996 Option Plan and options for an additional 74,240 shares had been exercised. Accordingly, only 392,539 shares remained available for issuance under the 1996 Option Plan as of that date. In addition, when it adopted the 1996 Option Plan, the Board reduced the aggregate number of shares of Common Stock that could be issued under the Company's other Option Plans -- the 1988 Stock Option Plan and the 1993 Stock Option/Stock Issuance Plan -- intending that substantially all future stock option grants would be made under the 1996 Option Plan. As of July 15, 1998, more than 320,000 shares that remained available for grant under the 1988 Stock Option Plan expired without being issued and are no longer available for grant. By increasing the number of shares available for grant to 6,300,000, the Option Plan Amendment will enable the plan administrator to issue options for additional shares of Common Stock under the 1996 Option Plan. Future grants under the 1993 Option Plan may be made, but only to the extent of the shares remaining reserved thereunder and to the extent that currently outstanding options thereunder expire or are canceled without being fully exercised, in which case the underlying shares become available for future grants under the terms of that plan.

DESCRIPTION OF THE 1996 OPTION PLAN

     The 1996 Option Plan was approved by the Board on August 13, 1996 and by the Company's stockholders on September 13, 1996. It provides for the grant to directors, officers and employees of, and consultants to, the Company (or its subsidiaries), of stock options, including both ISOs and NQSOs, and direct grants of Common Stock. As of May 1998, approximately 6,990 persons were potentially eligible to participate, and approximately 1,800 persons were participating, in the 1996 Option Plan.

     The 1996 Option Plan is divided into two components: the Option Grant Program (the "Option Grant Program") and the Stock Issuance Program (the "Stock Issuance Program"). Under the Option Grant Program, eligible individuals may be granted options to purchase shares of the Common Stock at an exercise price to be determined by the plan administrator (except that the exercise price of an ISO may not be less than 100 percent (or 110 percent in the case of a 10 percent stockholder) of the fair market value of the Common Stock on the grant date). Under the Stock Issuance Program, eligible individuals may be issued shares of Common Stock directly, either through the immediate purchase of such shares at a price to be determined by the plan administrator or as a bonus tied to the performance of services or the Company's attainment of financial objectives, without any cash payment. Such shares may be fully vested when issued or may vest over time.

     The 1996 Option Plan is generally administered by the Compensation Committee, except that the Compensation Committee has delegated to the Chairman of the Board and Chief Executive Officer the authority to make option grants and share issuances to persons other than executive officers of the Company.

The plan administrator has authority to determine (1) with respect to the option grants, which eligible individuals will receive such grants, the number of shares to be covered by each such grant, the per share exercise price thereof, the status of the granted option as either an ISO or an NQSO, the time or times at which the option is to become exercisable, and the maximum term for which the option may remain outstanding, and (2) with respect to share issuances, the number of shares to be issued to each participant, the vesting schedule (if any) applicable to the issued shares, and the consideration to be paid by the individual for such shares. The plan administrator has the absolute discretion either to grant options in accordance with the Option Grant Program or to effect share issuances in accordance with the Stock Issuance Program. Options granted and stock issued pursuant to the 1996 Option Plan are evidenced by instruments authorized by the plan administrator.

     Options granted under the 1996 Option Plan expire after ten years, unless terminated earlier or as otherwise determined by the plan administrator at the time of grant. Options granted under the 1996 Option Plan are nontransferable and, with certain exceptions in the event of the death or disability of an optionee, may be exercised only by the optionee during employment. Upon exercise of an option, payment in full of the purchase price, either in cash, check, through a special sale and remittance procedure, or in equivalently valued shares of Common Stock, is required before the option shares are delivered. The consideration accepted by the Company for shares issued pursuant to the 1996 Option Plan may be cash, checks, promissory notes, or past services rendered to the Company.

     The Board may amend the 1996 Option Plan from time to time, provided that stockholder approval must be obtained if required to comply with SEC regulations under Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or with Section 422 of the Code or the regulations promulgated by the Treasury Department thereunder. The 1996 Option Plan will terminate on the earlier of (1) August 13, 2006 or (2) the date on which all shares available for issuance have been issued, but any such termination would not affect options previously granted.

     Generally, any optionee whose employment with the Company is terminated for any reason, other than death or permanent disability or a termination for cause, may exercise his or her option, to the extent exercisable on the effective date of such termination, at any time within three months after the date of termination, provided the option has not expired on the date of such exercise. In the event of termination of employment due to the death or permanent disability of an optionee, the option generally may be exercised, to the extent exercisable on the date of termination, by the person to whom the option shall have passed by will or the laws of descent and distribution or the optionee, as the case may be, at any time prior to the earlier of 12 months from the date of death or termination or the option's specified expiration date. In the event of the termination of an optionee's employment for cause, the option generally terminates immediately. The plan administrator has discretion, however, to permit options to continue to vest following a termination of employment and to extend the period for which an option is exercisable after a termination of employment.

     The following general rules apply to grants and exercises of NQSOs under the 1996 Option Plan for Federal income tax purposes under existing law, based upon the assumption that those NQSOs do not have a readily ascertainable fair market value at the time of grant. The optionee generally will not recognize any income on the grant of the option. The optionee will recognize ordinary compensation income at the time of exercise of the option in an amount equal to the excess of the fair market value of the shares acquired on the date of exercise, over the exercise price. When the optionee sells the shares, he or she will recognize capital gain or loss (assuming the shares are held as a capital asset) in an amount equal to the difference between the fair market value of the shares on the date of exercise and the sale price. In general, the Company will be entitled to a tax deduction in the year in which ordinary compensation income is recognized by the optionee and in the same amount as the ordinary compensation income recognized by the optionee, subject to applicable tax withholding requirements.

     The following Federal income tax consequences apply to grants and exercises of ISOs under the 1996 Option Plan under existing law. If the optionee does not own stock possessing more than 10% of the total voting power of all classes of stock of the Company (or if the optionee owns stock possessing more than 10% of the total voting power of all classes of stock of the Company but the option price is at least 110% of the fair market value of the shares at the date of grant and the option by its terms is not exercisable more than five years from the date of grant), no taxable income results to the optionee upon the grant of an ISO or upon the issuance of shares to him or her upon exercise of the option. No tax deduction is allowed to the Company upon either the grant or exercise of the option. If shares acquired upon exercise of an ISO are not disposed of (1) within the two years following the date the option was granted or (2) within one year following the date the shares are transferred to the optionee pursuant to the option exercise (the "Holding Periods"), the difference between the amount realized on any disposition of the shares thereafter and the exercise price will be treated as long-term capital gain or loss to the optionee. If shares acquired upon exercise of an ISO are disposed of before the expiration of either of the Holding Periods, then the lesser of (1) any excess of the fair market value of the shares at the time of exercise of the option over the exercise price or (2) the actual gain on disposition will be treated as compensation to the optionee and will be taxed as ordinary income in the taxable year in which the disposition occurs. In any taxable year that an optionee recognizes compensation income on disposition of an ISO, the Company will generally be entitled to a corresponding deduction, subject to applicable tax withholding requirements. Any excess of the amount realized by the optionee on disposition over the sum of (1) the exercise price and (2) the amount of ordinary income recognized under the above rules may be either long-term or short-term capital gain, depending upon the time between receipt and disposition of the shares. An option will not be treated as an ISO to the extent the aggregate fair market value for which ISOs are exercisable by an optionee for the first time in a calendar year exceeds $100,000.

     Because grants under the 1996 Option Plan are made at the discretion of the plan administrator, it is currently not possible to determine the grants that will be made under the 1996 Option Plan, except that, as described under "Executive Compensation -- Compensation of Directors," directors who are neither full-time employees of the Company nor affiliated with EMW may elect to receive options to purchase 5,000 shares of Common Stock in lieu of their annual fee for services as a director, and any such options could be granted under the 1996 Option Plan.

     THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE OPTION PLAN AMENDMENT.

                           APPROVAL OF ESPP AMENDMENT

GENERAL

     Effective March 11, 1996, the Company established the ESPP to provide an opportunity for eligible employees to acquire a proprietary interest in the Company through the purchase of shares of Common Stock. Eligible employees may authorize payroll deductions in whole percentages from two to ten percent of their regular pay. No investments may be made other than through payroll deduction.

     On, July 23, 1998, the Board adopted the ESPP Amendment, which is being proposed to increase the number of shares of Common Stock subject to issuance under the ESPP by 1,000,000 shares, from 1,000,000 shares to 2,000,000 shares. Under the ESPP, approval of the holders of a majority of votes that may be cast by all holders of shares of Common Stock must be obtained prior to any amendment to the ESPP becoming effective if such approval is required by law or is necessary to comply with the regulations promulgated by the SEC under Section 16(b) of the Exchange Act or with the Code or the regulations promulgated by the Treasury Department thereunder. Accordingly, the ESPP Amendment will not become effective unless it is so approved.

REASON FOR THE ESPP AMENDMENT

     The purpose of the ESPP is to enable the Company to attract, reward, motivate, and retain eligible employees by providing them with the opportunity to purchase Common Stock from the Company, on a payroll-deduction basis, at a discount to market price, and with favorable tax treatment. As of July 15, 1998, only 203,928 shares remained available for issuance under the ESPP. By increasing the number of shares available for grant to 2,000,000, the ESPP Amendment will enable the Company to continue to make shares available for purchase by employees under the ESPP.

DESCRIPTION OF THE ESPP

     The ESPP is intended to qualify as an "employee stock purchase plan" under
Section 423 of the Code. It is administered by the Compensation Committee, which has authority to interpret the ESPP, to adopt rules and regulations for its administration, and to make other determinations advisable for administering the ESPP. All regular employees of the Company and its subsidiaries scheduled to work more than 20 hours per week and five or more months in a calendar year, other than any employees who would own or hold options or other rights to purchase five percent or more of the outstanding Common Stock, are eligible to participate in the ESPP. As of May 1998, the Company had approximately 6,990 such employees, approximately 1,250 of whom were then participating in the ESPP.

     The ESPP is implemented in two six-month offering periods each year. On the last day of each option period, the amount credited to a participant's account is applied to the purchase of whole shares of Common Stock; amounts insufficient to purchase a whole share generally are applied toward the purchase of shares in the next option period. Common Stock purchased under the ESPP is purchased directly from the Company. Shares purchased under the ESPP are held in a brokerage account or, at the participant's request, are issued and mailed to the participant. Participants may start, stop, or change their participation in the ESPP at any time in accordance with the ESPP's provisions. All administrative expenses of the ESPP are paid by the Company. The price per share of Common Stock purchased for each participant's account is equal to 85% of the closing price of the Common Stock on the New York Stock Exchange on the date the option period begins or on the date the option period ends, whichever price is lower. No interest is paid on funds held in participant's accounts pending investment in shares of Common Stock, and no participant may be granted a right to purchase shares under the ESPP (and any other Company plans intending to qualify under Section 423 of the Code) that would exceed $25,000 in fair market value of Common Stock in any calendar year.

     The amounts of future share purchases under the ESPP are not currently determinable because purchases are based upon elections made by employees who choose to participate in the ESPP. Similarly, future purchase prices are not determinable because the computation of those prices is tied to the fair market value of the Common Stock.

     THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE ESPP AMENDMENT.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act generally requires the Company's executive officers and directors and persons who are beneficial owners of more than ten percent of the Common Stock to file reports of ownership and changes in ownership of the Company's equity securities with the SEC. Based upon a review of the copies of forms furnished to the Company and upon written representations from certain reporting persons, the Company believes that during Fiscal Year 1998, all filing requirements applicable to its executive officers, directors, and greater-than-ten-percent stockholders were complied with, except that Leslie Alvarez, formerly Controller and currently a Vice President of the Company, failed to file a required Form 5 with respect to the previous fiscal year to report one transaction. That transaction was reported on a subsequent form.

                 STOCKHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

     In accordance with SEC rules, proposals by stockholders intended to be presented at the Company's 1999 Annual Meeting of Stockholders must be received at the Company's principal executive offices on or before April 9, 1999 in order to be included in the proxy materials relating to the 1999 Annual Meeting of Stockholders. To curtail controversy as to the date on which a proposal was received by the Company, it is suggested that proponents submit their proposals by certified mail, return receipt requested. Any such proposal must also meet the other requirements of the SEC rules relating to stockholder proposals. In addition, the Company's By-laws provide that no proposal may be submitted by a stockholder for a vote of the Company's stockholders unless the stockholder submitting the proposal files a written notice setting forth with particularity certain information about the stockholder and all persons acting in concert with him or her, including the following information: (1) such persons' names and business addresses, (2) such persons' names and addresses as they appear on the Company's books (if they so appear), and (3) the class and number of shares of the Company beneficially owned by such persons. The notice must also describe all material information relating to the proposal and such other information as the Board reasonably determines is appropriate to enable the Board and the stockholders to consider the proposal. The notice must be delivered to the Secretary of the Company (1) at least 90 days before any annual meeting to be held on or after the second Wednesday in September, or (2) by the close of business on the 15th day following the giving of notice of the date of the meeting, if the meeting is a special meeting or an annual meeting held before the regular date.

                               OTHER INFORMATION

                               PROXY SOLICITATION

     The Company will bear the cost of soliciting proxies for the Meeting. In addition to the solicitation of stockholders of record by mail, telephone or personal contact, the Company contacts brokers, dealers, banks, or voting trustees or their nominees, who can be identified as record holders of Common Stock. Such holders, after inquiry by the Company, provide information concerning quantities of proxy materials and Annual Reports needed to supply such materials to beneficial owners, and the Company reimburses them for the expense of mailing proxy materials and Annual Reports to those persons.

                                 MISCELLANEOUS

     The Board does not know of any other matter that is expected to be presented for consideration at the Meeting. If other matters properly come before the Meeting, however, the persons named in the accompanying proxy (each of whom is an officer of the Company) will vote thereon in accordance with their best judgment.

     THE COMPANY WILL PROVIDE WITHOUT CHARGE (OTHER THAN FOR EXHIBITS) TO EACH PERSON BEING SOLICITED BY THIS PROXY STATEMENT, UPON WRITTEN REQUEST, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR FISCAL YEAR 1998, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES THERETO, AS FILED WITH THE SEC. REQUESTS SHOULD BE DIRECTED TO VANSTAR CORPORATION, 1100 ABERNATHY ROAD, BUILDING 500, SUITE 1200, ATLANTA, GEORGIA 30328, ATTENTION: INVESTOR RELATIONS.

                                                                        APPENDIX

PROXY

                              VANSTAR CORPORATION

               PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE
         ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON SEPTEMBER 9, 1998

The undersigned hereby appoints Kauko Aronaho and H. Christopher Covington, and either of them, with individual power of substitution, proxies to vote all shares of Common Stock of Vanstar Corporation (the "Company") that the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Ritz-Carlton Buckhead Hotel, 3434 Peachtree Road, N.E., Atlanta, Georgia, on September 9, 1998, at 9:00 a.m., local time, and any adjournments thereof.

SAID PROXIES WILL VOTE ON THE PROPOSALS SET FORTH IN THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT AS SPECIFIED ON THE REVERSE SIDE OF THIS CARD AND ARE AUTHORIZED TO VOTE IN THEIR DISCRETION AS TO ANY OTHER BUSINESS THAT MAY COME PROPERLY BEFORE THE MEETING. IF A VOTE IS NOT SPECIFIED, SAID PROXIES WILL VOTE IN FAVOR OF PROPOSALS 1, 2, AND 3.

           PLEASE MARK, SIGN, AND DATE THIS PROXY ON THE REVERSE SIDE
                  AND RETURN PROMPTLY IN THE ENVELOPE PROVIDED



                            - FOLD AND DETACH HERE -



                                                                                                                 Please mark
                                                                                                                 your votes as  [X]
                                                                                                                 indicated in
                                                                                                                 this example

                                    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2, AND 3.

                                                        FOR  WITHHOLD                                          FOR  AGAINST  ABSTAIN

1. ELECTION OF DIRECTORS                                               2. APPROVAL OF AMENDMENT TO 1996 STOCK
                                                                          OPTION/STOCK ISSUANCE PLAN
   Nominees: John W. Amerman       John R. Oltman
             Richard H. Bard       William Y. Tauscher
             Stewart K.P. Gross    John L. Vogelstein
             William H. Janeway    Josh S. Weston
                                                                                                               FOR  AGAINST  ABSTAIN
Instruction: To withhold authority to vote for                         3. APPROVAL OF AMENDMENT TO EMPLOYEE
any individual nominee(s), list name(s) below.                            STOCK PURCHASE PLAN

_________________________________________________________




Signature(s)__________________________________________________________________________________________ Date_________________________
NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such.

                            - FOLD AND DETACH HERE -